CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in Post-Effective Amendment No. 15 to the Registration Statement of Franklin Value Investors Trust on Form N-1A File Nos. 33-31326 and 811-5878 of our report dated March 5, 1996 on our audit of the Statement of Assets and Liabilities of Franklin Value Fund, which report is included in the Registration Statement.


                         /s/Coopers & Lybrand L.L.P.
                            COOPERS & LYBRAND L.L.P.



San Francisco, California
December 20, 1996